EXHIBIT 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement of ChoiceOne Financial Services, Inc. on Form S-4 of our report dated January 30, 2006 on the consolidated financial statements of Valley Ridge Financial Corp. for the year ended December 31, 2005. We also consent to the reference to our firm under the caption "Experts" in the Prospectus and Proxy Statement, which is part of this Registration Statement.

/s/ Rehmann Robson
Rehmann Robson

Grand Rapids, Michigan
August 11, 2006